                                                         EXHIBIT 10.20

                           CLINICAL TRIAL AGREEMENT



Agreement made as of the first day of Jan, 1995, between [******], having a
                                      ---                --------
principal place of business at [******], [******], ("[******]"), [******], MD,
Professor and Chairman, Department of Neurosurgery, Neurological Institute, [******], 8-1, [******], [******], [******], ("Principal Investigator"), and
Photoelectron Corporation, a corporation having an office at 400-1 Totten Pond Road, Waltham, Massachusetts, 02254 USA ("Company").

1. The Principal Investigator agrees to participate as an investigator in a clinical study of Model 3 Miniature X-ray Source of the Photon Radiosurgery System (hereinafter referred to as the "Study Device") in accordance with the multi-institution study protocol entitled "A Study of the Safety and Efficacy of the Photon Radiosurgery System in the Treatment of Brain Metastases", a copy of which is attached hereto as Exhibit A (hereinafter referred to as "Study"). In the event of any conflict between Exhibit A and the provisions of this Agreement, the provisions of this Agreement shall govern. That portion of Study that is carried out at Medical College is hereinafter referred to as "Institutional Study". The Principal Investigator also agrees to adhere to the Standard Operating Procedures for the Study as mandated by the FDA and to operate and maintain the Study Device according to the instructions provided by Company.

2. The Institutional Study will be conducted by the Principal Investigator at Medical College with the prior approval and ongoing review of all appropriate and necessary review authorities at Medical College and in accordance with all Japanese laws and regulations. The Principal Investigator shall provide Company with written evidence of review of the Study by the Medical College Ethics Committee prior to the initiation of the Institutional Study and of the Ethics Committee's continuing review and approval of the Institutional Study whenever it is reviewed, but at least once per year. All volunteers will meet the legal age requirements of Japan, the country in which the Institutional Study is to be conducted.

3. Principal Investigator will furnish Company or its designated Study Monitor with the data resulting from the Institutional Study in signed case report forms within fourteen working days after the completion of each form and Company shall have the unrestricted right to use such data including, but only to the extent that subjects' consent have been obtained to use the subjects' names, any identifying information, and any audiotapes, photographs or other likenesses. The case report forms to be used will be those supplied by Company. Patient records shall be made available to Company representatives upon request for comparison with case report forms. Such records will also be made available upon request for review by representatives of the U.S. Food and Drug Administration. Records of the study including either the original or a copy of all volunteer consent forms shall be retained both by Company and by Medical College.

4. It is understood that this study is a multicentre investigation and a publication of results from all sites is expected. After submission of multicentre results for publication, or notification by Company that such a submission is no longer planned, or twelve (12) months after termination of the Study at all sites, whichever shall first occur the Principal Investigator shall be free to publish the results of the Institutional Study subject only to the provisions of Paragraph 7 regarding Company's confidential information. Company will be furnished with a copy of any proposed publication for review and comment prior to submission for publication, which for manuscripts, is at least thirty
(30) days prior to submission, and for abstracts, is at least seven (7) days prior to submission. At the expiration of such a thirty (30) or seven (7) day period, Principal Investigator may proceed with submission for publication.

5. In addition, since the Study is to be carried out at a number of institutions, a minimum of one journal article describing the analyzed results from all institutions will be submitted for publication at the conclusion of the Study. Company will be responsible for coordinating the manuscript(s). Such manuscript(s) will bear as authors, among others, all principal investigators of the Study. The order of authors will be as follows: those who design and implement the Study will be first; the principal investigator and other individuals from the institution contributing the most patients will be listed next; the principal investigator and other individuals at the institution contributing the second largest number of patients will be next; and so on.

6. At the conclusion of Study and after such time as the multi-authored, multi-institution journal article referred to in paragraph (5) has been published, all principal investigators from all institutions participating in the Study who have treated the number of anticipated patients with the Study Device as described in paragraph 13, will be given complete access to all of the patient data accrued in the Study, provided such access does not conflict with such laws and practices as may be applicable. Access to data will not be provided in the case of early termination of the Institutional Study.

7. In order to effectively complete the Institutional Study, it may be necessary or desirable for the parties to disclose proprietary, trade secret and/or other confidential information (herein "Confidential Information") to one another. Each party agrees that any such Confidential Information disclosed to it or to its employees shall be used only in connection with the legitimate purposes of this Agreement; shall be safeguarded with the same care normally afforded such Confidential Information in the possession, custody, or control of the party receiving the Confidential Information provided, however, that the disclosing party specifies in writing the nature and identity of the Confidential Information and the manner and time of disclosure. The foregoing shall not apply when, after and to the extent the Confidential Information disclosed; i) becomes generally available to the public through no fault of the receiving party;
ii) was already known to the receiving party at the time of disclosure as evidenced by written records in the possession of the receiving party prior to such time or; (iii) is subsequently received by the receiving party in good faith from a third party without breaching any confidential obligation between the third party and the disclosing party.

8. Medical College and Company agree that Company shall have an option to acquire by assignment, at nominal expense to Company, all rights to each, invention which constitutes a new use, or modification of the Study Device and is made by Medical College personnel, solely or jointly, in the performance of the Study (hereinafter referred to as "Invention"). Each Invention shall be promptly reported in writing to Company and to Medical College, and Company shall have ninety (90) days following receipt of such report to submit a written request to Medical College to acquire rights to the reported Invention. In the event Company so elects to acquire rights to an Invention, Medical College shall promptly obtain from Medical College personnel appropriate assignments of all rights in the Invention held by such personnel and thereafter shall assign all its rights to Company.

9. This Agreement shall remain in force until the completion of Institutional Study. Any party hereto shall have the right to terminate the Study and this Agreement at any time upon thirty (30) days prior written notice thereof to the other parties. The obligations of the parties under Paragraphs 2,3,4,5,6,7,8, 12,14,15,17,18 and 19 shall survive the termination of this Agreement.

10.  Company will provide the following equipment and other supplies to Medical
College: two Model 3 X-ray sources (each including internal radiation monitor), a Control Box System, a 486DX Laptop Computer with applications software, colour HP printer, photodiode array, probe straightener, external radiation monitor and various clinical accessories, an ionization chamber, an electrometer with computer interface, an IBM-compatible computer and a number of calibration accessories, a dosimetry water tank with control electronics, applications software, a radiochromic film reader, dosimetry phantoms and dosimetry accessories (collectively, the "Equipment"). All Equipment provided by Company will remain assets of Company. It is understood that Company will have access to the Equipment at any time.

11. Company agrees to support this Institutional Study by: (a) providing the Equipment for the duration of the Institutional Study at no charge to Medical College (b) providing the Principal Investigator with information and instruction pertaining to the Study Device and its operation as needed to perform the Institutional Study; (c) repairing, maintaining, and modifying the Study Device as needed during the Institutional Study; and (d) monitoring the Institutional Study.

12. At the completion of the Institutional Study, the Equipment will be returned to Company.

13.  It is anticipated that Medical College will treat a minimum of ten
(10) eligible patients with the Study Device, per year, following the date of this agreement. Failure to treat at least ten patients per year with the Study Device may result in termination of the Institutional Study at Medical College in accordance with paragraph 9.

14. It is understood that, in the interest of device integrity and patient safety, the Study Device will be used for no purpose other than the Institutional Study without the written permission of the Director of Clinical Trials at Company. It is also understood that all maintenance of the equipment listed in paragraph (10) must be carried out at Company, by Company personnel.

15. The covers and casings may not be removed from any of the Equipment by non-Company personnel with the sole exception of the Control Box System which may be opened for testing only in order to switch from manual to computer control of the system. Adherence to this policy will both protect the interests of the Company and ensure that all Study patients are treated with equipment that has met the same standards.

16. The terms of this Agreement can be modified only by a writing which is signed by Medical College, Principal Investigator and Company.

17. No party to this Agreement shall use the name of any other party or of any staff member, employee or student of any other party or any adaptation thereof in any advertising, promotional, sales literature, or publicity or in any non-scientific publication without the prior written approval of the party or individual whose name is to be used. For Medical College, such approval shall be obtained from the Director of News and Public Affairs and for Company, from its Chief Executive Officer.

18. Any notices to be delivered by either party to the others shall be effective if delivered by registered mail, return receipt requested or by facsimile transmission as follows: if to Medical College to __________________ _____________________________, if to Principal Investigator to [*************]
MD, Professor and Chairman, Department of Neurosurgery, Neurological Institute, [******************************************************************************]
 ([xxx][***********]) if to Company to Jacquelyn C. Yanch, PhD, Photoelectron Corporation, 400-1 Totten Pond Road, Waltham MA USA 02254 (fax 617-290-0595).

19. The provisions of the Agreement shall be interpreted under the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



PHOTOELECTRON CORPORATION            [***********************************]

BY: /s/ Peter Oettinger               BY: /s/ [*************************]
   ------------------------------        --------------------------------
        PETER OETTINGER, PH.D             [*****************] M.D.
       CHIEF OPERATING OFFICER            [*****************************]
                                          [*************]
DATE:  November 28, 1994
     ----------------------------     DATE:  December 2,  1994
                                           ------------------------------




                                      PRINCIPAL INVESTIGATOR:



                                      /s/ [*******************]
                                     ---------------------------------------
                                          [******************] MD

                                      DATE:  December 1,  1994
                                           ------------------------------